                              CONSULTING SERVICES



                                   AGREEMENT



                                 by and between



                       HealthCare Imaging Services, Inc.

                                      and

                             M.R. Radiology Imaging
                            of Lower Manhattan, P.C.


                            Dated: November 1, 1997

                               TABLE OF CONTENTS

                                                                           Page

 1.   Retainer; Right of Access and Grant of Limited
      Purpose License . . . . . . . . . . . . . . . . . . .                2

 2.   Preparation of the Premises . . . . . . . . . . . . .                3

 3.   Permitted Uses of the Equipment . . . . . . . . . . .                4

 4.   Repairs and Maintenance . . . . . . . . . . . . . . .                4

 5.   Utilities . . . . . . . . . . . . . . . . . . . . . .                5

 6.   Insurance . . . . . . . . . . . . . . . . . . . . . .                5

 7.   Management Services . . . . . . . . . . . . . . . . .                6

 8.   Personnel . . . . . . . . . . . . . . . . . . . . . .               10

 9.   Service Fees. . . . . . . . . . . . . . . . . . . . .               12

10.   Term and Termination. . . . . . . . . . . . . . . . .               13

11.   Surrender of Premises . . . . . . . . . . . . . . . .               17

12.   Representations of Group . . . . . . . . . . . . . . .              18

13.   Group's Professional Services . . . . . . . . . . . .               19

14.   Indemnification . . . . . . . . . . . . . . . . . . .               19

15.   Limitation on the Activities of Group and Associates.               21

16.   General . . . . . . . . . . . . . . . . . . . . . . .               22

                         CONSULTING SERVICES AGREEMENT
      This Consulting Services Agreement made and entered into as of the 1st day of November 1997 by and between HealthCare Imaging Services, Inc., a Delaware corporation, ("HIS"), having an office at Tri-Parkway Corporate Park, 200 Schulz Drive, Red Bank, New Jersey 07701 and M.R. Radiology Imaging of Lower Manhattan, P.C., a New York professional service corporation having an office at 45 Beekman Street, New York, New York 10038 ("the Group").
                               W I T N E S S E T H:
      WHEREAS, Group is a New York professional service corporation established and existing in accordance with all applicable laws and regulations; and
      WHEREAS, Group and its physician shareholders and physician employees wish to obtain management, administrative and personnel services necessary for the provision of magnetic resonance imaging services provided by Group at its medical practice (the "Practice") located at 45 Beekman Street, New York, New York 10038, (the "Premises"), which Practice includes a magnetic resonance imaging device; and
      WHEREAS, HIS is formed to operate and agrees to provide administrative and personnel services in the management of the Practice and is capable of providing equipment necessary for the performance of diagnostic medical services and of administering the business operations of the Group and for the Practice; and
      WHEREAS, Group desires to retain HIS to develop and provide such services and equipment upon the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and adequacy of which are forever acknowledged and confessed, the parties hereto agree as follows:
      1.   RETAINER; RIGHT OF ACCESS AND GRANT OF LIMITED PURPOSE LICENSE

      Group hereby retains from HIS the right to use the equipment set forth on Exhibit "A" annexed hereto and made a part hereof (the "Equipment"), on an exclusive basis in accordance with the physician coverage schedule set forth on Exhibit "B" annexed hereto and made a part hereto (the "Schedule") and further engages HIS to provide to Group the necessary personnel and administrative services in the management of the Practice at the Premises (the "Management Services"). HIS hereby accepts such retainer, subject to the terms and conditions as hereinafter provided. HIS hereby grants to Group and its designated members and employees a limited purpose license to use the Equipment in accordance with the terms and conditions as hereinafter provided. Title to the Equipment and other personal property located at the Premises, other than personal property delivered to and stored at the Premises by or on behalf of Group with the consent of HIS (the "Group Property"), is and shall remain at all times in HIS, its lessor or its assignee. Group shall have the right to use the Equipment in the performance of magnetic resonance imaging scans for physicians and other entities not parties to this Agreement.
      2.    PREPARATION OF THE PREMISES
      2.1 Acquisition and Installation of Equipment. The Group has selected and installed the Equipment set forth in Exhibit "A". HIS has acquired the Equipment from the Group and shall cause same to remain installed at the Premises. Group has prepared and maintained the installation site for the Equipment which complies in all material respects with the siting and set-up specifications pursuant to all applicable laws and regulations and HIS shall cause same to remain in compliance.
      2.2 Disclaimer of Warranty. HIS hereby assigns to Group all of the benefits of HIS' rights and entitlements to the warranties and representations of the manufacturer of the Equipment, and disclaims any representations, expressed, implied or otherwise with respect thereto.
      2.3 HIS' Warranties. HIS represents and warrants that it has purchased and/or leased the Equipment and is, therefore, the owner or lessee (or authorized sublessee) of same and, in its capacities as such, is entitled to provide the Equipment to the Group hereunder, and has obtained all necessary consents to this Agreement. In recognition that HIS is not the manufacturer of the Equipment, THE GROUP UTILIZES THE EQUIPMENT "AS IS" AND HIS HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EITHER EXPRESSED OR IMPLIED, AS TO ANY MATTER WHATSOEVER RELATING TO THE EQUIPMENT, INCLUDING WITHOUT LIMITATION, THE DESIGN OR CONDITION OF THE EQUIPMENT'S MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DESIGN, CONDITION, QUALITY, CAPACITY, MATERIAL OR WORKMANSHIP, OR AS TO PATENT INFRINGEMENT OR THE LIKE. The Group agrees to look to the manufacturer of the Equipment for any and all warranty claims.
      3.    PERMITTED USES OF THE EQUIPMENT
      Group shall, during the term of this Agreement, use the Equipment solely for the purpose of providing its medical services and shall use the Equipment in accordance with all instructions and manuals provided by the manufacturer of the Equipment and in accordance with all applicable federal, state and local statutes, rules and regulations.
      4.    REPAIRS AND MAINTENANCE
      4.1 Group shall not make nor cause any other person to make alterations, modifications, replacements, repairs or adjustments to the Equipment or any component parts thereof, without the expressed prior written consent of HIS, which consent will not be unreasonably withheld or delayed.
      4.2 In the event Group wants or needs to have alterations, modifications, replacements, repairs or adjustments in, to or of the Equipment or any component parts thereof, Group shall give written notice of such want or need to HIS.
      4.3 Upon receipt of the aforementioned notice, HIS, at its own expense, shall ascertain within a reasonable period of time and within its reasonable and good faith discretion, whether the Equipment requires alteration, modification, replacement, repair or adjustment. In the event HIS determines that such alteration, modification, replacement, repair or adjustment is required, HIS shall, at its sole expense, alter, modify, replace, repair or adjust the Equipment.
      4.4 HIS' obligation to undertake, at its sole expense, any and all alterations, modifications, replacements, repairs or adjustments of the Equipment or any component part thereof, pursuant to Section 4.3, shall not apply if HIS, in its reasonable and good faith discretion, determines that the unsafe or improper operation of the Equipment or any component part thereof is a result of intentional acts on the part of Group, its employees, agents (other than HIS) or independent contractors unless such acts are intentional on the part of Group.
      5.    UTILITIES
      5.1 Utilities. During the term of this Agreement, HIS shall at its expense provide or arrange for the provision of electricity, full HVAC services and telephone hookup and related services as are required to operate the Equipment and provide diagnostic services at the Premises.
      6.    INSURANCE
      6.1 Insurance. During the term of the Agreement, HIS shall at its expense provide and keep in force general liability and casualty insurance covering the Equipment in total limits of not less than $1,000,000 per occurrence or $3,000,000 in the aggregate and shall provide Worker's Compensation Insurance for its employees.
      6.2 Professional Liability Insurance. Group, without cost or expense to HIS, shall obtain, keep and maintain throughout the term of this Agreement, professional liability insurance coverage on itself and all of its physician shareholders and physician employees who provide medical services for the Practice at the Premises in total limits of not less than $1,000,000 per occurrence or $3,000,000 in the aggregate. The Group shall also have the Practice named as an additional insured under such policies. Prior to providing medical services at the Premises, Group shall provide to HIS a Certificate of Insurance evidencing such coverage. Such policy or policies shall also provide for at least thirty (30) days' prior written notice from the insurer as to any alteration of coverage, cancellation or other termination.

      7.    MANAGEMENT SERVICES
      Consistent with the provisions of this Agreement, HIS shall provide Management Services to Group in connection with the operation of the Practice at the Premises, including the specific managerial and administrative services set forth in this Section 7.
      7.1 Supplies. HIS shall at its sole expense obtain and provide to Group, and maintain at the Premises, the medical and office supplies necessary for the operation of the Practice at the Premises.
      7.2 Billing and Collections. On behalf of and for the account of Group, HIS shall establish and maintain credit and collection policies and procedures and HIS shall timely bill and collect all professional and other fees for magnetic resonance imaging services rendered by Group at the Premises. A bank account shall be opened and maintained at all times while this Agreement is in effect and shall remain in Group's name. The account shall be designated the Group Account. Upon collection by HIS of funds pursuant to Sections 7.2-1 through 7.2-4 hereof, HIS shall deposit all amounts so collected, if any, in the Group Account, which account has been opened and at all times shall remain in Group's name. HIS shall deposit into the Group Account all sums to be retained by Group as set forth in Exhibit C and HIS shall remit to the HIS operating account all amounts due HIS also as set forth in Exhibit C. HIS shall remit to the Group from the Group Account on the first (1st) and the fifteenth
(15th) day of each month hereunder, amounts due for radiology services performed during the fifteen (15) day period commencing thirty (30) days prior to the remittance date. The first remittance amount shall be submitted to the Group on the first (1st) day of the month following the expiration of one (1) calendar.
                                                                              6
month after execution hereof and shall include any additional amounts resulting from the initial partial fifteen (15) day period from the Commencement Date (as hereinafter defined). Thereafter, Group shall have all signatory rights over Group Account. In connection therewith and throughout the term hereof, Group hereby appoints HIS as Group's true and lawful agent and HIS hereby accepts such appointment, for the following purposes:
      7.2-1 To bill, in Group's name and on its behalf, Group's patients who have received medical services at the Premises.
      7.2-2 To collect, in Group's name and on its behalf, and deposit in the Group Account, accounts receivable generated by the billings described in
Section 7.2-1.
      7.2-3 To bill and collect, in Group's name and on its behalf, all claims for reimbursement or indemnification from, all third party payors, including, but not limited to, Blue Shield, Medicare, Medicaid and commercial insurance companies, to the extent such reimbursement is available during the term of this Agreement, and to deposit same in the Group M.R. Radiology Imaging Account. HIS shall deposit in the Group M.R. Radiology Imaging Account all amounts received by it from such third party payors. HIS hereby represents and warrants that throughout the term hereof, HIS shall comply with all applicable state and federal rules and regulations, including, but not limited to, the Medicare anti-kickback statute, regarding the billing of patients in addition to the requirements of all other applicable third-party payors.
      7.2-4 To take possession of, and where applicable, endorse in the name of Group, and deposit in Group Account, any notes, checks, money orders, cash, insurance payments, and any other instruments received as fees from Group's Practice at the Premises and collected by HIS.
      7.3 Bank Account. HIS shall have access to the Group Account for the purposes herein stated. In connection therewith, Group hereby appoints HIS for the term of this Agreement as Group's true and lawful agent, and attorney in fact. HIS hereby accepts such appointment, to deposit in the Group Account all fees collected by HIS pursuant to Section 7.2 hereof, and to make withdrawals from the Group Account for payments specified in Section 9, subject to the limitations contained herein, as requested from time to time by HIS. Group shall execute any and all additional documents reasonably required by the bank where such Account is held to effectuate the herein granted power of attorney.
      7.4 Miscellaneous Administrative Service. HIS, after consulting with Group as to Group's needs, shall at its sole expense provide to Group (or arrange for the provision of) such clerical services, laundry, printing, and personnel services, and medical transcribing service will be provided in conformity with the Group's requirements.
      7.4-1 Financial Records. HIS shall at its expense maintain at either its principal office or at its Monmouth, New Jersey facility, a comprehensive system of office records, books and M.R. Radiology Imaging Account which reflect the income and expenses of Group which may be inspected by Group or its representative at any reasonable time during regular business hours.
      7.4-2 Marketing. HIS, after consultation with Group, shall at its expense develop, maintain and be solely responsible for all marketing promotions of Group and all related advertising efforts consistent with appropriate rules and regulations and which Group determines will not be detrimental to its good business name and reputation.
      7.4-3 Record Keeping. HIS shall maintain a log of all procedures performed on the Equipment. Such log shall be available for inspection by duly authorized representatives of the Group upon reasonable notice to HIS during regular business hours.
      7.5 Consultants. HIS may retain, without any cost or expense to Group, any consultants and/or subcontractors it desires to assist it in connection with providing Management Services.
      7.6   Accounting and Recordkeeping.
      7.6-1 Accounting and Financial Records. HIS shall at its expense establish and administer accounting procedures and controls, and systems for the development, preparation and safekeeping of records and books of account relating to the business and financial affairs of the Practice, and shall maintain such records and books on a consistent basis. HIS shall, during the terms of this Agreement, including any renewal term hereof, prepare and deliver to Group monthly financial statements prepared on the basis of the foregoing records and books reporting Group's receipts, expenditures and revenue from the Practice at the Premises.
      7.6-2 Access. Group shall, upon reasonable notice, have the right to audit and examine the books of account maintained by HIS in connection with the operation of Group at the Premises during regular business hours.
      7.7 Medical Records. Group shall establish procedures and policies for the creation, completion and filing of all medical records generated by Group at the Premises.

All such medical records shall be treated in accordance with all applicable state and federal laws relating to the confidentiality of same.
      8.    PERSONNEL
      8.1 Administrative Personnel. HIS, after consultation with Group as to such issues, shall employ such clerical, secretarial, bookkeeping, management, consulting and billing and collection personnel it deems reasonably necessary in conjunction with the Practice, to perform the Management Services set forth in Section 7 hereof. HIS with the advice of Group, shall establish the salaries and fringe benefits of the administrative personnel described in the immediately preceding sentence and the method for paying such salaries and providing such fringe benefits. HIS shall also have the sole and exclusive right to discipline and/or to terminate from employment such administrative personnel.
      8.2 Non-Physician Personnel. HIS shall, with the advice of the Group, employ all of the radiologic technologists, or personnel with equivalent training, as are reasonably necessary to support the Practice. HIS shall determine the salaries and fringe benefits of such non-physician personnel and the method for paying such salaries and providing such fringe benefits. HIS shall, with the advice of Group, have the sole and exclusive right to terminate from employment such non-physician personnel. For the purposes of this Subsection, non-physician personnel shall include nurses and radiologic technologists and all individuals employed on the Premises (other than physicians) who are involved with the direct delivery of medical services to patients of the Group.

     8.3 Labor Reports. HIS shall prepare, maintain and file all requisite reports with respect to withholding taxes, social security taxes, employment taxes, Workers'

Compensation, the Fair Labor Standards Act, and all other statements and reports pertaining to employees and independent contractors of HIS.
      8.4 Compensation. HIS shall pay the compensation (including fringe benefits) of all HIS' employees and independent contractors and shall pay for all local, state, and federal taxes and assessments (including without limitation, social security taxes, unemployment insurance, and Workers' Compensation insurance) which are incident to the employment of such personnel. The number of such radiologic technologists or other such personnel shall be mutually agreed to by the parties. It is understood and acknowledged that the radiologic technologists or personnel with equivalent training shall be under the direct supervision of the Group when performing medical procedures or providing medical services.
      9.    SERVICE FEES
      9.1 Fee. Group and HIS hereby mutually recognize and acknowledge that HIS will incur substantial costs and expenses in performing the services described herein. Accordingly, Group shall pay to HIS, through a billing and collection service agreement and/or an operations management agreement by and between said two (2) parties a Fee for its services.
      9.1-1 The Fee for the Management Services rendered by HIS and the billing and collection services rendered by HIS shall be an amount pursuant to Exhibit "C" annexed hereto and made a part hereof.
      9.2 Payment of Fees. Each day during the term or renewal term of this Agreement, the Fees due with respect to the immediately preceding day shall be due and payable to HIS. To facilitate the payment of the Fees to HIS, Group hereby expressly authorizes HIS to make withdrawals from the Group Account during the term of this Agreement, and any renewal term hereof, to pay itself the Fees due with respect to the preceding day.
      10.   TERM AND TERMINATION
      10.1 Initial Term. The initial term of this Agreement shall commence upon the date first above written (the "Commencement Date"), and shall continue for a period of three (3) years, unless sooner terminated as herein provided.
      10.2 Renewal Term. Following the expiration of the initial term hereof, this Agreement shall automatically be renewed for successive additional one (1) year periods unless either party gives the other notice of intent not to renew at least one hundred and twenty (120) days prior to the expiration of the then existing term. For each successive renewal term, all the provisions of this Agreement shall continue in full force and effect.
     10.3 Termination. This Agreement may be terminated as follows:

     10.3-1 Damage/Condemnation of Premises. If the Premises are totally or partially destroyed by fire, windstorm, hail, earthquake or other casualty or Act of God and HIS decides not to rebuild or if all or a substantial portion of the Premises is taken or is to be taken by condemnation or eminent domain proceeding, then either HIS or Group may immediately terminate this Agreement. Upon such a termination, all Fees, shall be due and payable and HIS shall continue to collect all outstanding Accounts receivable under the provisions hereof. Subject to the collection of outstanding M.R. Radiology Imaging Account receivable, if any, the Group shall continue to withdraw such fees from Account I on the first and the fifteenth of each month.
      10.3-2 Bankruptcy. Either party may immediately terminate this Agreement upon the filing by the other of a petition in voluntary bankruptcy or an assignment for the benefit of creditors by either party, or upon other action taken or suffered, voluntarily or involuntarily, under any Federal or State law for the benefit of insolvents by either party, except for the filing of a petition in involuntary bankruptcy against either party which is dismissed within one hundred twenty (120) days thereafter.
      10.3-3 Disqualification of Group. This Agreement shall terminate at such time as Group does not qualify for any reason as a professional service corporation under the laws of the State of New York as determined by the appropriate governmental or regulatory body, and such failure to so qualify is not fully remedied within ninety (90) days following notice of such failure.
      10.3-4 License to Practice Medicine. If the license to practice medicine in the State of New York of any physician who is a member or employee of Group is suspended or revoked on any grounds, including, without limitation, improper medical practice or improper or unethical conduct by such physician and such physician member or physician employee practices medicine at the Premises following such suspension or revocation, then HIS, at its option, may terminate this Agreement immediately.
      10.3-5 Licensure of Personnel. If Group shall cause, permit, or suffer to be rendered at the Premises any professional medical services by a person not qualified and/or licensed or adequately trained to perform such services under all applicable laws, rules and regulations, HIS may terminate this Agreement immediately.
      10.3-6 Loss on Operations. HIS may terminate this Agreement in the event it reasonably determines that continuation of the Practice is not financially feasible to HIS by giving Group ninety (90) days prior written notice. Such a determination may be established in the event the operation of the facility shall be unprofitable for any consecutive three (3) month period and a decision is made to close the facility.
      10.3-7 With Cause. Except as may be otherwise provided in this Agreement, if Group shall fail to substantially or materially perform any of the duties, obligations or responsibilities to be performed by it pursuant to this Agreement and such default shall continue for a period of fifteen (15) days after written notice thereof has been given to Group by HIS, HIS may terminate this Agreement on five (5) days' prior written notice. Included in this Provision is the failure of Group to provide Magnetic Resonance Imaging reports that meet American College of Radiology standards on a timely basis (i.e. verbal reports within 24 hours); provided, however, said reports shall be timely delivered when they are submitted during the next business day, excluding weekends and HIS Holidays, for radiology services performed on the immediately preceding business day or Group's failure to provide physician services at the facility at which the Practice is located in accordance with Exhibit B attached hereto. If HIS shall fail to perform any of the duties, obligations or responsibilities to be performed by it pursuant to this Agreement and such default shall continue for a period of ninety (90) days after prior written notice thereof has been given to HIS by Group, Group may terminate this Agreement on five (5) days' prior written notice.
      10.3-8 Regulation. This Agreement may be terminated immediately by either party if a court of competent jurisdiction or administrative agency having authority to regulate either of the parties holds this Agreement or the obligations to be performed hereunder to be illegal in whole or in part, with respect to any portion hereof or adopts regulations which would hold this Agreement or the obligations to be performed hereunder to be illegal, in whole or in part, with respect to any portion hereof. However, immediately upon the happening of such event, the parties agree, for a period of ninety (90) days, to restructure the practical conduct of this contractual arrangement in a manner which will eliminate the illegal or unenforceable aspects hereof, while remaining consistent with the intent and financial result of this Agreement in its original form, during which ninety (90) day period the parties shall negotiate in good faith a revised Agreement to evidence their restructured relationship.
      10.3-9 Insurance. The Group fails to maintain professional liability insurance as required by Section 6.2 hereof.
      10.3-10 Punishable Offense. In the event any Group physician shareholder and/or physician employee is convicted of any offense punishable as a felony or involving moral turpitude, HIS may terminate this Agreement immediately.
      10.3-11 Surrender of Group Name. In the event of a termination of this Agreement for any reason whatsoever, Group agrees that it shall cease the use of the term "M.R. Radiology Imaging of Lower Manhattan, P.C.", in its name and that the Group and its physician members and physician employees shall not establish a new practice or promote their services using the term "M.R. Radiology Imaging of Lower Manhattan, P.C.", apart from the Practice at the Premises.

      11.   SURRENDER OF PREMISES
      Group agrees that upon the expiration or termination of this Agreement, it shall, without notice from HIS other than as may be specifically required herein, quietly and peaceably surrender to HIS possession of the Equipment and any additional equipment purchased by HIS during the term of this Agreement. Group shall surrender possession of the Equipment and additional equipment in as good order, repair and condition as same were as of the Commencement Date of this Agreement, reasonable wear and tear excepted.

      12.   REPRESENTATIONS OF GROUP
      12.1 Licensure of Shareholders, Employees and Consultants of Group. Group represents and warrants that each of its physician shareholders, employees, and/or consultants who shall be providing magnetic resonance imaging services for the Practice are now, and at all times during the term of this Agreement, shall be duly licensed to practice medicine in the State of New York and shall have the requisite knowledge, skill and training to provide magnetic resonance imaging or other professional medical services, including, without limitation, the supervision of the operation of the Equipment and the reading and interpretation of all data derived therefrom.
      12.2 Performance Throughout the Term of the Agreement. Group hereby represents and warrants that it has not agreed to or executed, and shall not agree to or execute during the period commencing with the execution of this Agreement and continuing throughout the term of this Agreement and any renewal terms hereof, any agreement, whether expressed or implied, with any hospital or any other corporation, partnership or any other person, or take or consent to any action, which may, in any manner whatsoever, prohibit, or materially or substantially limit, impair or otherwise interfere with Group's performance of its duties, obligations and responsibilities hereunder throughout the term of this Agreement and any renewal terms hereof.
      12.3 Provider Numbers. Group shall make application within fifteen (15) days of execution of this Agreement for any and all provider numbers as may be necessary or desirable in order to obtain payment from Medicare or any other third party payor for professional services rendered at the Premises.
      13.   GROUP'S PROFESSIONAL SERVICES
      13.1 Exclusive Control. The Parties acknowledge and agree that Group, its physician shareholders and physician employees shall be in complete and exclusive control of its medical practice, shall be solely responsible for all acts and decisions with respect thereto, and shall conduct such practice in accordance with applicable statutes, regulations and ordinances, applicable professional standards and their respective best judgment and discretion. Group shall have complete and exclusive authority and control regarding medical appropriations of all examinations and protocols to be utilized. The Standard of Appropriations shall conform to the American College of Radiology appropriations criteria promulgated in 1995. The Group shall promptly inform HIS of any deficiency in personnel, supplies, facilities, equipment or working environment which directly, or indirectly, could adversely affect the rendition of magnetic resonance imaging services of the highest quality on a consistent basis.

      13.2 Supervision of Non-Physician Personnel. Group represents and warrants that each of its physician shareholders and/or physician employees shall properly supervise and direct the professional medical services provided by the non-physician personnel referred to in Section 8.2 hereof at the Premises.

      14.   INDEMNIFICATION
      14.1 Indemnity by HIS. HIS shall indemnify and hold Group harmless from and against any and all liability (whether accrued, absolute, contingent or otherwise), loss, damage, expense (including reasonable counsel fees) or deficiency resulting from any misrepresentation, breach of warranty or nonfulfillment of any agreement on the part of HIS under this Agreement and from any act or negligence of HIS and its employees in or about the Premises during the term of this Agreement. To be entitled to such indemnification, Group shall give HIS prompt written notice of the assertion by a third party of any claim with respect to which Group might bring a claim for indemnification hereunder, and in all events must have provided such notice to HIS within the applicable period for defense of such claim by Group. HIS shall have the right, at HIS' own expense, to defend and litigate any such third party claim, using the attorney selected by HIS. In no event shall HIS be liable for the acts or omissions of Group, its members, employees or agents (other than HIS), including, without limitation, any liability arising out of or in connection with claims of malpractice.

      14.2 Indemnity by Group. Group shall indemnify and hold HIS harmless from and against any and all liability (whether accrued, absolute, contingent or otherwise), loss, damage, expense (including reasonable counsel fees) or deficiency resulting from any misrepresentation, breach of warranty or nonfulfillment of any agreement on the part of Group under this Agreement, and from any act or omission of Group, its shareholders employees or agents. To be entitled to such indemnification, HIS shall give Group prompt written notice of the assertion by a third party of any claim with respect to which HIS might bring a claim for indemnification hereunder, and in all events must have supplied such notice to Group within the applicable period for defense of such claim by HIS. Group shall have the right, at Group's own expense, to defend and litigate any such third party claim, using the attorney selected by Group. In no event shall Group be liable for the acts or omissions of HIS, its members, employees or agents.

      15.   LIMITATION ON THE ACTIVITIES OF GROUP
      Group acknowledges that it and its shareholders are affiliated with George Braff, M.D., a radiology group with offices located at various locations in the State of New York.
      Upon the execution hereof, the Group shall and shall cause its shareholders and employees not to, engage, either directly or indirectly, in any activities which compete with the current or future, as of the date hereof, business interests or activities of HIS, any affiliate of HIS or any entity of which HIS owns a substantial part. The term "compete" as used herein shall include within its meaning, without limitation, the operation of any magnetic resonance imaging facility within (2) miles of any facility operated by HIS or any of its affiliates.

      However, this Section shall not apply if this Agreement is terminated by operation of law or regulations or if it is terminated in accordance with the provisions of Sections 10.3-1, 10.3-2 and 10.3-6. Notwithstanding the foregoing, George Braff, M.D. shall have the right to participate in a hospital-based magnetic resonance imaging practice at any hospital at which he regularly practices radiology at present or in the future. Group and HIS agree that if any restriction contained in this Section 15 is held by any Court to be unenforceable or unreasonable, a lesser restriction shall be severable therefrom and be enforced in its place, and the remaining restrictions contained herein shall be and remain enforceable in accordance with its terms.

      16.   GENERAL
      16.1 Additional Assurances. The provisions of this Agreement shall be self-operative and shall not require further agreement by the parties except as may be herein specifically provided to the contrary; provided, however, at the reasonable request of either party, the other party shall execute such additional instruments and take such additional acts as the requesting party may deem necessary to effectuate this Agreement.
      16.2 Consents, Approvals and Discretion. Except as herein expressly provided to the contrary, whenever this Agreement requires any consent or approval to be given by either party or either party must or may exercise discretion, the parties agree that such consent or approval shall not be unreasonably delayed and such discretion shall be reasonably exercised.
      16.3 Choice of Law. The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of New York and that the courts of such State shall be the exclusive courts of jurisdiction for any litigation, special proceedings or other proceeding as between the parties that may be brought, or arise out of, in connection with, or by reason of, this Agreement.
      16.4 Legal Fees and Costs. In the event either party elects to incur legal expenses to enforce or interpret any provision of this Agreement, the prevailing party will be entitled to recover such legal expenses, including without limitation, attorneys' fees, cost and necessary disbursements, in addition to any other relief to which such party shall be entitled.
      16.5 Benefit/Assignment. Subject to provisions herein to the contrary, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives, successors and assigns; provided, however, that neither party may assign this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided further, that HIS may assign its rights and delegate its duties hereunder to an entity which is, or will be, following such assignment, in control of, controlled by or under common control affiliated with HIS.
Further, the Group shall not:
         (a) Assign, mortgage or encumber this Agreement or the Equipment or any part of it, or permit its use by others;
         (b) Pledge, loan, create a security interest in, or abandon possession of the Equipment;
         (c) In any other manner attempt to dispose of the Equipment or any part of it; or

            (d) Permit any liens or legal process arising by, through or under the Group to be incurred or levied on the Equipment or any part thereof.
      16.6 Waiver of Breach. The waiver by either party of any breach or violation of any provision of this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach of the same or other provision hereof.
      16.7 Notice. Any notice, demand or communication required, permitted or desired to be given hereunder shall be deemed effectively given when personally delivered or mailed by pre-paid certified mail, return receipt requested, addressed as follows:
      HIS:              HealthCare Imaging Services, Inc.
                        c/o Mark R. Vernon
                        Vice President, Director of Operations
                        Tri-Parkway Corporate Park
                        200 Schulz Drive
                        Red Bank, New Jersey   07701

      Group:      George Braff, M.D., P.A.
                        45 Beekman Street
                        New York, New York    10038



or to such other address and to the attention of such other person or officer as any party may designate, with copies thereof to the respective counsel thereof as notified by such party.
      16.8 Severability. If any term or provision of this Agreement is held to be invalid, illegal or unenforceable for any reason and in any respect, such invalidity, illegality or unenforceability shall in no event affect, prejudice or disturb the validity of the remainder of this Agreement, which shall be and remain in full force and effect, enforceable in accordance with its terms.
   16.Gender and Number. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine and neuter, and the number of all words herein shall include the singular and plural.
   16.10 Division and Headings. The division of this Agreement into sections and subsections and the use of captions and headings in connection therewith are solely for the convenience and shall have no legal effect in construing the provisions of this Agreement.
   16.Independent Relationship. It is mutually understood and agreed that the Group and the HIS in performing their respective duties and obligations hereunder are at all times acting and performing as independent contractors with respect to each other. HIS shall neither have nor exercise any control or discretion over the method by which Group, its partners or employees practice medicine. The sole function of HIS hereunder is to provide Group with the Equipment, additional equipment and Management Services as described herein.
   16.Entire Agreement/Amendment. This Agreement supersedes all previous contracts and constitutes the entire agreement of whatsoever kind or nature existing between the parties respecting the within subject matter, and neither party shall be entitled to benefits other than those specified herein. As between the parties, no oral statements or prior written material not specifically incorporated herein shall be of any force and effect; the parties specifically acknowledge that in entering into and executing this

Agreement, the parties rely solely upon the representations and agreements contained in this Agreement and no others. All prior representations or agreements, whether written or verbal, not expressly incorporated herein are superseded and no changes in or additions to this Agreement shall be recognized unless and until made in writing and signed by the parties hereto.
   16.Legal Actions. HIS shall advise Group when instituting or defending, in the name of the Group, any and all legal actions or proceedings by or against third parties arising out of Group's medical practice at the Premises, including, without limitation, those necessary for the protection and continued operation of Group at the Premises.
   16.Confidentiality. The Parties agree that, upon the execution of this Agreement and continuing throughout the term hereof, and after the termination of this Agreement, Group and its agents, employees, consultants, and/or subcontractors shall not disclose any of the terms or provisions hereunder to third parties, without the prior written consent of the other, unless such disclosure is required by law or by any governmental body or agency, it being understood that HIS is a public company and is thereby subject to certain disclosure requirements.

      IN WITNESS WHEREOF, the Parties hereto have hereunto set their hands and seals or cause to be executed by its duly authorized officers, all as of the date and year first above written.

ATTEST:                             HEALTHCARE IMAGING SERVICES, INC.




                              By: /s/ Elliott H. Vernon
------------------------          -----------------------------------
                                    Name:   Elliott H. Vernon
                                    Title:   President




ATTEST:                             M.R. RADIOLOGY IMAGING OF LOWER
                                    MANHATTAN, P.C.




                       _      By: /s/ George Braff
------------------------          -----------------------------------
                                  Name:  George Braff, M.D.
                                  Title: President

                                  EXHIBIT "A"

One (1) G.E. MR MAX .5 Tesla MRI Unit with Coils: Knee, Head, Lumbar Spine, Cervical Spine, Shoulder and Body.

One (1) G.E. Laser Printer

One (1) Fuji FPM 2100 Processor

One (1) Hitachi Ultrasound Unit    EUB 405 Plus with Two Probes


Assorted Leased Office Equipment

Digital Dictation System Model #9906
Postage Machine Model #E500
Panther II Telephone System with Eight (8) Phones
Zerox 5328 Copy Machine
Assorted Office Furniture

                                  EXHIBIT "B"

                                    SCHEDULE

      Group agrees to provide a radiologist on site at the Practice, located at the Premises, on the weekly schedule set forth below. Group agrees to provide, to the best of its ability, verbal and written radiology interpretation reports within twenty-four (24) hours; provided, however, said reports shall be timely delivered when they are submitted during the next business day, excluding weekends and HIS Holidays, for radiology services performed on an immediately preceding business day. Such coverage shall include all business days that the Practice is in operation.
      Group further agrees to be available on an "on-call" basis at all times for emergencies and/or scans that require contrast material to be used.
      Dr. Braff shall be at the Premises for at least one (1) hour each day for at least five (5) hours each week hereunder including, but not limited to, the time periods set forth below and Dr. Braff shall be available on a flexible as needed basis to provide gadolinium injections in order to accommodate the requirements of the referring physicians at the Premises.

            Monday

            Tuesday

            Wednesday

            Thursday

            Friday

                                  EXHIBIT "C"
                                 FEE SCHEDULE

            Group shall pay HIS all of Group's gross cash receipts for the interpretation of procedures performed hereunder, less then (10%) percent of said gross cash receipts received. In the event this Agreement is terminated by either party hereto, Group shall continue to receive ten (10%) percent of the accounts receivable as collected for procedures performed at Premises prior to the date of termination.